Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Senior Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES 26% INCREASE IN 2013 SECOND QUARTER EARNINGS

TUPELO, MISSISSIPPI (July 16, 2013) – Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced its financial results for the second quarter of 2013. Net income increased 26% for the second quarter of 2013 to $8,019,000, or basic and diluted earnings per share of $0.32, as compared to $6,345,000, or basic and diluted earnings per share of $0.25, for the second quarter of 2012. The Company’s net income and earnings per share for the second quarter of 2013 included pre-tax expenses related to the pending merger with First M&F Corporation of $385,000. Excluding the Company’s merger related expenses, earnings per share, both basic and diluted, were $0.33 for the second quarter of 2013.

“Our second quarter results reflect our continued efforts to grow net income, which increased for the sixth consecutive quarter. Over the last year, we achieved double-digit loan growth while at the same time growing net interest and noninterest income. Additionally, we experienced a 37% decline in nonperforming assets resulting in improvements to our credit related costs,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw.

Total assets as of June 30, 2013, were approximately $4.24 billion, up 3.16% from June 30, 2012 and 1.53% from December 31, 2012. As of June 30, 2013, the Company's Tier 1 leverage capital ratio was 9.83%, its Tier 1 risk-based capital ratio was 12.87%, and its total risk-based capital ratio was 14.14%. The Company’s tangible common equity ratio was 7.66%. All of the Company’s regulatory capital ratios increased on a linked quarter basis and continue to be in excess of the regulatory minimums required to be classified as “well-capitalized.”

Total loans, which include both loans covered and not covered under FDIC loss-share agreements, were approximately $2.88 billion at June 30, 2013, as compared to $2.68 billion at June 30, 2012, and $2.81 billion at December 31, 2012. Loans not covered under FDIC loss-share agreements were $2.68 billion at June 30, 2013, an increase of 12.15% from June 30, 2012, and 4.27% from December 31, 2012.

Total deposits were $3.51 billion at June 30, 2013, as compared to $3.41 billion at June 30, 2012, and $3.46 billion at December 31, 2012. Noninterest-bearing deposits totaled approximately $561.0 million at June 30, 2013, which represents 16% of the Company’s total deposits. The Company’s cost of funds was 0.60% for the second quarter of 2013, as compared to 0.74% for the second quarter of 2012 and 0.62% on a linked quarter basis.

Net interest income increased to $34.4 million for the second quarter of 2013, from $33.4 million for the second quarter of 2012 and $33.4 million on a linked quarter basis. Net interest margin was 3.88% for the second quarter of 2013, as compared to 3.99% for the second quarter of 2012 and 3.89% on a linked quarter basis.

Noninterest income increased 6.4% to $17.3 million for the second quarter of 2013, as compared to $16.3 million for the second quarter of 2012. Contributing to the growth in noninterest income were double-digit increases in mortgage related income, fees and commissions associated with loans and deposits, and wealth management revenue.

Noninterest expense was $37.7 million for the second quarter of 2013, as compared to $36.8 million for the second quarter of 2012. This increase was attributable to the full quarter impact of de novo expenses and merger related expenses offset by a reduction in other real estate owned ("OREO") related expenses.

The Company’s loans and OREO acquired in FDIC-assisted transactions are recorded at fair value. The adjustments to the balances of these acquired assets to record them at fair value, coupled with the loss-sharing agreements with the FDIC, mitigate the impact of further losses on these assets.

Nonperforming loans and OREO covered under loss-share agreements totaled $47.4 million and $27.8 million, respectively, at June 30, 2013, combining for a decrease of approximately 27.33% in nonperforming assets subject to FDIC loss-share agreements from June 30, 2012, and a decrease of approximately 23.78% from December 31, 2012. The remaining information in this release on nonperforming loans, OREO, and the related asset quality ratios excludes the assets covered under loss-share agreements.

Nonperforming loans declined to $22.5 million at June 30, 2013, as compared to $30.0 million at June 30, 2012, and $30.2 million at December 31, 2012. Loans 30-to-89 days past due as a percentage of total loans were 0.27% as of June 30, 2013, as compared to 0.60% as of June 30, 2012, and 0.31% as of December 31, 2012.

The Company’s coverage ratio, or its allowance for loan losses as a percentage of nonperforming loans, was 208.70% as of June 30, 2013, as compared to 149.45% as of June 30, 2012, and 146.90% as of December 31, 2012.

The Company recorded a provision for loan losses of $3.0 million for the second quarter of 2013, as compared to $4.7 million for the second quarter of 2012. Annualized net charge-offs as a percentage of average loans were 0.35% for the second quarter of 2013, as compared to 0.63% for the second quarter of 2012. The allowance for loan losses as a percentage of loans was 1.75% at June 30, 2013, as compared to 1.87% at June 30, 2012, and 1.72% at December 31, 2012.

OREO was $33.2 million at June 30, 2013, as compared to $58.4 million at June 30, 2012, and $44.7 million at December 31, 2012. On a linked quarter basis, OREO decreased approximately $6.5 million, and the Company currently has approximately $5.0 million under contract to sell during the third quarter of 2013.

“As we move into the second half of the year, we are well positioned to maintain our positive momentum for 2013 and beyond,” stated McGraw. “Our pending merger with First M&F Corporation, which we anticipate completing during the third quarter of 2013, will only enhance our strong performance potential. Last quarter, the shareholders of both companies approved the proposed merger, and we are now waiting on final regulatory approval. Upon completion of the transaction, we will have approximately $5.8 billion in total assets and over 120 locations throughout Mississippi, Tennessee, Alabama and Georgia.”

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern on Wednesday, July 17, 2013.
The webcast can be accessed through Renasant's investor relations website at www.renasant.com or http://services.choruscall.com/links/rnst130717.html. To access the conference via telephone, dial 1-888-317-6016 in the United States and request the Renasant Corporation Second Quarter 2013 Earnings Webcast and Conference Call. International participants should dial 1-412-317-6016 to access the conference call.
The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10030802 or by dialing 1-412-317-0088 internationally and entering the conference number. Telephone replay access is available until 9:00 AM ET on August 1, 2013.

ABOUT RENASANT CORPORATION:
Renasant Corporation, a 109-year-old financial services institution, is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $4.2 billion and operates over 85 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama and Georgia.

NOTE TO INVESTORS:
This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2013 -	For the Six Months
	2013		2012				Q2 2012	Ended June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2013	2012	Variance
Statement of earnings
Interest income - taxable equivalent basis	$41,331	$40,371	$41,135	$40,613	$41,487	$42,001	(0.38)	81,702	83,488	(2.14)
Interest income	$39,945	$38,945	$39,676	$39,154	$39,978	$40,505	(0.08)	78,890	80,483	(1.98)
Interest expense	5,541	5,564	5,723	6,022	6,568	7,662	(15.64)	11,105	14,230	(21.96)
Net interest income	34,404	33,381	33,953	33,132	33,410	32,843	2.98	67,785	66,253	2.31
Provision for loan losses	3,000	3,050	4,000	4,625	4,700	4,800	(36.17)	6,050	9,500	(36.32)
Net interest income after provision	31,404	30,331	29,953	28,507	28,710	28,043	9.38	61,735	56,753	8.78
Service charges on deposit accounts	4,509	4,500	4,774	4,818	4,495	4,525	0.31	9,009	9,020	(0.12)
Fees and commissions on loans and deposits	4,848	4,831	4,706	4,639	4,322	3,928	12.17	9,679	8,250	17.32
Insurance commissions and fees	951	861	876	889	882	939	7.82	1,812	1,821	(0.49)
Wealth management revenue	1,715	1,724	1,726	1,707	1,551	1,942	10.57	3,439	3,493	(1.55)
Securities gains (losses)	—	54	121	—	869	904	(100.00)	54	1,773	(96.95)
Gain on sale of mortgage loans	3,870	3,565	4,431	4,397	2,390	1,281	61.92	7,435	3,671	102.53
Gain on acquisition	—	—	—	—	—	—	—	—	—	—
Other	1,424	1,843	1,272	1,605	1,769	2,909	(19.50)	3,267	4,678	(30.16)
Total noninterest income	17,317	17,378	17,906	18,055	16,278	16,428	6.38	34,695	32,706	6.08
Salaries and employee benefits	21,906	21,274	21,261	21,221	19,871	18,649	10.24	43,180	38,520	12.10
Data processing	2,045	2,043	2,281	2,192	2,211	2,040	(7.51)	4,088	4,251	(3.83)
Occupancy and equipment	3,668	3,608	3,522	3,886	3,586	3,619	2.29	7,276	7,205	0.99
Other real estate	1,773	2,049	3,787	2,440	3,370	3,999	(47.39)	3,822	7,369	(48.13)
Amortization of intangibles	314	323	333	341	349	358	(10.03)	637	707	(9.90)
Merger-related expenses	385	—	—	—	—	—	—	385	—	—
Debt extinguishment penalty	—	—	—	—	—	898	—	—	898	(100.00)
Other	7,643	8,303	7,147	8,592	7,363	7,099	3.80	15,946	14,462	10.26
Total noninterest expense	37,734	37,600	38,331	38,672	36,750	36,662	2.68	75,334	73,412	2.62
Income before income taxes	10,987	10,109	9,528	7,890	8,238	7,809	33.37	21,096	16,047	31.46
Income taxes	2,968	2,538	2,247	853	1,893	1,835	56.79	5,506	3,728	47.69
Net income	$8,019	$7,571	$7,281	$7,037	$6,345	$5,974	26.38	15,590	12,319	26.55
Basic earnings per share	$0.32	$0.30	$0.29	$0.28	$0.25	$0.24	28.00	$0.62	$0.49	26.53
Diluted earnings per share	0.32	0.30	0.29	0.28	0.25	0.24	28.00	0.62	0.49	26.53
Average basic shares outstanding	25,223,749	25,186,229	25,129,932	25,114,672	25,110,709	25,078,996	0.45	25,205,092	25,094,852	0.44
Average diluted shares outstanding	25,373,868	25,288,785	25,259,048	25,220,887	25,149,360	25,138,213	0.89	25,334,898	25,144,134	0.76
Common shares outstanding	25,231,074	25,208,733	25,157,637	25,120,412	25,113,894	25,105,732	0.47	25,231,074	25,113,894	0.47
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.34	$0.34	—
Performance ratios
Return on average shareholders' equity	6.35%	6.12%	5.80%	5.65%	5.19%	4.88%		6.24%	5.03%
Return on average tangible shareholders' equity	10.47%	10.19%	9.73%	9.61%	8.86%	8.39%		10.34%	8.62%
Return on average assets	0.76%	0.73%	0.70%	0.69%	0.62%	0.57%		0.75%	0.59%
Return on average tangible assets	0.82%	0.79%	0.76%	0.75%	0.68%	0.62%		0.80%	0.65%
Net interest margin (FTE)	3.88%	3.89%	3.97%	3.94%	3.99%	3.85%		3.89%	3.92%
Yield on earning assets (FTE)	4.49%	4.51%	4.61%	4.63%	4.74%	4.71%		4.50%	4.73%
Cost of funding	0.60%	0.62%	0.64%	0.68%	0.74%	0.84%		0.61%	0.79%
Average earning assets to average assets	87.32%	86.31%	86.01%	85.62%	85.39%	84.88%		86.82%	85.13%
Average loans to average deposits	80.93%	80.30%	82.21%	81.33%	76.89%	75.45%		80.62%	76.17%
Noninterest income (less securities gains/
losses) to average assets	1.64%	1.67%	1.71%	1.76%	1.50%	1.48%		1.66%	1.49%
Noninterest expense (less debt prepayment penalties/
merger-related expenses) to average assets	3.54%	3.63%	3.69%	3.77%	3.58%	3.41%		3.58%	3.49%
Net overhead ratio	1.90%	1.95%	1.98%	2.01%	2.08%	1.93%		1.93%	2.00%
Efficiency ratio (FTE)**	70.33%	72.13%	72.05%	73.46%	73.02%	71.72%		71.22%	72.38%
**Excludes debt extinguishment penalties and merger-related expenses from noninterest expense and profit (loss) on sales of securities and gains on acquisitions from noninterest income

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2013 -	For the Six Months
	2013		2012				Q2 2012	Ended June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2013	2012	Variance
Average Balances
Total assets	$4,231,947	$4,206,411	$4,128,508	$4,078,333	$4,123,373	$4,222,376	2.63	$4,219,250	$4,172,848	1.11
Earning assets	3,695,409	3,630,759	3,551,026	3,491,941	3,521,099	3,583,957	4.95	3,663,263	3,552,508	3.12
Securities	754,515	698,863	665,578	682,123	793,353	813,826	(4.90)	726,843	803,589	(9.55)
Mortgage loans held for sale	32,318	22,347	29,331	24,514	19,237	23,938	68.00	27,360	21,588	26.74
Loans, net of unearned	2,845,260	2,804,618	2,798,591	2,729,503	2,628,084	2,590,062	8.26	2,825,051	2,609,072	8.28
Intangibles	190,362	190,787	191,086	191,442	191,788	192,429	(0.74)	190,573	191,964	(0.72)
Noninterest-bearing deposits	$562,104	$549,514	$564,440	$543,767	$531,209	$534,867	5.82	$555,844	$533,038	4.28
Interest-bearing deposits	2,953,435	2,943,247	2,839,709	2,812,140	2,886,878	2,897,750	2.31	2,948,369	2,892,314	1.94
Total deposits	3,515,539	3,492,761	3,404,149	3,355,907	3,418,087	3,432,617	2.85	3,504,213	3,425,352	2.30
Borrowed funds	164,894	163,981	175,876	177,016	168,856	238,937	(2.35)	164,440	203,897	(19.35)
Shareholders' equity	506,225	501,634	499,088	495,220	492,164	492,092	2.86	503,942	492,164	2.39
Asset quality data
Assets not subject to loss share:
Nonaccrual loans	$20,554	$25,382	$26,881	$29,677	$26,099	$26,999	(21.25)	$20,554	$26,099	(21.25)
Loans 90 past due or more	1,983	2,601	3,307	2,358	3,864	3,435	(48.68)	1,983	3,864	(48.68)
Nonperforming loans	22,537	27,983	30,188	32,035	29,963	30,434	(24.78)	22,537	29,963	(24.78)
Other real estate owned	33,247	39,786	44,717	48,568	58,384	64,931	(43.05)	33,247	58,384	(43.05)
Nonperforming assets not subject to loss share	55,784	67,769	74,905	80,603	88,347	95,365	(36.86)	55,784	88,347	(36.86)
Assets subject to loss share:
Nonaccrual loans	$47,281	$47,972	$53,186	$64,080	$65,386	$78,418	(27.69)	$47,281	$65,386	(27.69)
Loans 90 past due or more	126	—	—	—	199	1,397	(36.68)	126	199	(36.68)
Non-performing loans subject to loss share	47,407	47,972	53,186	64,080	65,585	79,815	(27.72)	47,407	65,585	(27.72)
Other real estate owned	27,835	35,095	45,534	41,615	37,951	35,461	(26.66)	27,835	37,951	(26.66)
Nonperforming assets subject to loss share	75,242	83,067	98,720	105,695	103,536	115,276	(27.33)	75,242	103,536	(27.33)
Net loan charge-offs (recoveries)	$2,471	$893	$3,722	$5,335	$4,097	$4,964	(39.69)	$3,364	$9,061	(62.87)
Allowance for loan losses	47,034	46,505	44,347	44,069	44,779	44,176	5.04	47,034	44,779	5.04
Nonperforming loans / total loans*	0.84%	1.08%	1.17%	1.26%	1.25%	1.33%		0.84%	1.25%
Nonperforming assets / total assets*	1.31%	1.59%	1.79%	1.94%	2.15%	2.28%		1.31%	2.15%
Allowance for loan losses / total loans*	1.75%	1.79%	1.72%	1.74%	1.87%	1.94%		1.75%	1.87%
Allowance for loan losses / nonperforming loans*	208.70%	166.19%	146.90%	137.57%	149.45%	145.15%		208.70%	149.45%
Annualized net loan charge-offs / average loans	0.35%	0.13%	0.53%	0.78%	0.63%	0.77%		0.24%	0.70%
Balances at period end
Total assets	$4,242,401	$4,267,658	$4,178,616	$4,164,606	$4,112,377	$4,176,490	3.16	$4,242,401	$4,112,377	3.16
Earning assets	3,715,321	3,706,707	3,588,370	3,595,576	3,511,229	3,551,825	5.81	3,715,321	3,511,229	5.81
Securities	746,530	740,613	674,077	680,679	676,721	834,419	10.32	746,530	676,721	10.32
Mortgage loans held for sale	50,268	26,286	34,845	39,131	25,386	25,216	98.01	50,268	25,386	98.01
Loans not subject to loss share	2,683,017	2,594,438	2,573,165	2,539,618	2,392,349	2,281,957	12.15	2,683,017	2,392,349	12.15
Loans subject to loss share	201,494	213,872	237,088	260,545	289,685	318,089	(30.44)	201,494	289,685	(30.44)
Total loans	2,884,511	2,808,310	2,810,253	2,800,163	2,682,034	2,600,046	7.55	2,884,511	2,682,034	7.55
Intangibles	190,208	190,522	190,925	191,258	191,618	191,967	(0.74)	190,208	191,618	(0.74)
Noninterest-bearing deposits	$560,965	$567,065	$568,214	$554,581	$539,237	$535,955	4.03	$560,965	$539,237	4.03
Interest-bearing deposits	2,944,193	2,988,110	2,893,007	2,841,447	2,866,959	2,937,211	2.69	2,944,193	2,866,959	2.69
Total deposits	3,505,158	3,555,175	3,461,221	3,396,028	3,406,196	3,473,166	2.91	3,505,158	3,406,196	2.91
Borrowed funds	195,789	164,063	164,706	222,907	169,979	171,753	15.18	195,789	169,979	15.18
Shareholders' equity	500,678	502,375	498,208	496,824	491,534	489,611	1.86	500,678	491,534	1.86
Market value per common share	$24.34	$22.38	$19.14	$19.61	$15.71	$16.28	54.93	$24.34	$15.71	54.93
Book value per common share	19.84	19.93	19.80	19.78	19.57	19.50	1.38	19.84	19.57	1.38
Tangible book value per common share	12.31	12.37	12.21	12.16	11.94	11.86	3.10	12.31	11.94	3.10
Shareholders' equity to assets (actual)	11.80%	11.77%	11.92%	11.93%	11.95%	11.72%		11.80%	11.95%
Tangible capital ratio	7.66%	7.65%	7.71%	7.69%	7.65%	7.47%		7.66%	7.65%
Leverage ratio	9.83%	9.79%	9.86%	9.90%	9.68%	9.38%		9.83%	9.68%
Tier 1 risk-based capital ratio	12.87%	12.86%	12.74%	12.73%	13.14%	13.32%		12.87%	13.14%
Total risk-based capital ratio	14.14%	14.13%	14.00%	14.00%	14.39%	14.57%		14.14%	14.39%
*Based on assets not subject to loss share

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2013 -	For the Six Months
	2013		2012				Q2 2012	Ended June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2013	2012	Variance
Loans not subject to loss share by category
Commercial, financial, agricultural	$307,718	$298,013	$306,250	$299,774	$280,515	$263,720	9.70	$307,718	$280,515	9.70
Lease financing	103	162	190	217	245	302	(57.96)	103	245	(57.96)
Real estate - construction	117,339	109,484	104,058	103,522	73,109	67,223	60.50	117,339	73,109	60.50
Real estate - 1-4 family mortgages	859,884	834,204	829,975	801,612	771,161	738,765	11.51	859,884	771,161	11.51
Real estate - commercial mortgages	1,335,402	1,295,213	1,275,482	1,275,386	1,208,057	1,153,423	10.54	1,335,402	1,208,057	10.54
Installment loans to individuals	62,571	57,362	57,210	59,107	59,262	58,524	5.58	62,571	59,262	5.58
Loans, net of unearned	$2,683,017	$2,594,438	$2,573,165	$2,539,618	$2,392,349	$2,281,957	12.15	$2,683,017	$2,392,349	12.15

Loans subject to loss share by category
Commercial, financial, agricultural	$10,283	$10,157	$10,800	$11,282	$12,758	$15,206	(19.40)	$10,283	$12,758	(19.40)
Lease financing	—	—	—	—	—	—	—	—	—	—
Real estate - construction	1,648	1,648	1,648	1,932	6,093	6,202	(72.95)	1,648	6,093	(72.95)
Real estate - 1-4 family mortgages	60,409	65,489	73,448	81,784	91,605	99,769	(34.05)	60,409	91,605	(34.05)
Real estate - commercial mortgages	129,120	136,541	151,161	165,494	179,160	196,754	(27.93)	129,120	179,160	(27.93)
Installment loans to individuals	34	37	31	53	69	158	(50.72)	34	69	(50.72)
Loans, net of unearned	$201,494	$213,872	$237,088	$260,545	$289,685	$318,089	(30.44)	$201,494	$289,685	(30.44)